UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 19, 2026

THERAVANCE BIOPHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-36033	98-1226628
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

C/O Theravance Biopharma US, LLC

901 Gateway Boulevard

South San Francisco, CA 94080

(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Share $0.00001 Par Value	TBPH	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e)

On June 19, 2026, Theravance Biopharma Ireland Limited, a subsidiary of the Registrant Theravance Biopharma, Inc. (together, the “Company”), entered into a compromise agreement (the “Compromise Agreement”) with Áine Miller, the Company’s Senior Vice President, Development and Head of Ireland Office, pursuant to which Dr. Miller’s employment with the Company will terminate (the “Termination”) on November 15, 2026 (the “Termination Date”) in connection with the restructuring announced by the Company in March 2026 (the “Restructuring”). The Compromise Agreement provided for compensation and other terms consistent with the Employment Agreement entered into between Dr. Miller and the Company on February 10, 2020, as amended on February 8, 2026. In connection with the Termination, the Company also entered into a pension side letter (the “Side Letter”) with Dr. Miller, pursuant to which the Company will make a special contribution for the benefit of Dr. Miller in the amount of $250,000 within 30 days of the Termination Date.

On June 19, 2026, Dr. Miller received a grant of 18,750 restricted share units. The grant was made in connection with Dr. Miller’s continued service to the Company through the Termination Date.

The foregoing descriptions of the Compromise Agreement and Side Letter do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which the Company intends to file as exhibits to its Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE BIOPHARMA, INC.

Date: June 23, 2026	By:	/s/ Rick E Winningham
Rick E Winningham
Chief Executive Officer